Exhibit 77Q1(g)(1)

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this 12th day of June, 2009, by and between Forward Funds, a Delaware statutory trust with its principal place of business at 433 California Street, 11th Floor, San Francisco, California (the “Acquiring Trust”), on behalf of each of its series listed in Exhibit A hereto (each an “Acquiring Fund”), and The Kensington Funds, a Delaware statutory trust with its principal place of business at 4 Orinda Way, Suite 200C, Orinda, California (the “Acquired Trust”), on behalf of each of its series listed in Exhibit A hereto (each an “Acquired Fund”).

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”).  The reorganization (the “Reorganization”) will consist of the transfer of all of the assets of each Acquired Fund to each corresponding Acquiring Fund in exchange solely for voting shares of beneficial interest of such Acquiring Fund as shown in Exhibit A hereto (the “Acquiring Fund Shares”), the assumption by the Acquiring Fund of the liabilities of the Acquired Fund described in paragraph 1.3, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, each Acquired Fund and Acquiring Fund are series of open-end, registered investment companies of the management type; and

WHEREAS, the Board of Trustees of the Acquiring Trust has determined that the exchange of all of the assets of each Acquired Fund for corresponding Acquiring Fund Shares and the assumption of the liabilities of the Acquired Funds by such Acquiring Funds, as described in paragraph 1.3 herein, is in the best interests of each Acquiring Fund and its shareholders and that the interests of the existing shareholders of each Acquiring Fund would not be diluted as a result of this transaction; and

WHEREAS, the Board of Trustees of the Acquired Trust has determined that the exchange of all of the assets of each Acquired Fund for corresponding Acquiring Fund Shares and the assumption of the liabilities of the Acquired Funds by such Acquiring Funds, as described in paragraph 1.3 herein, is in the best interests of each Acquired Fund and its shareholders and that the interests of the existing shareholders of each Acquired Fund would not be diluted as a result of this transaction.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

TRANSFER OF ASSETS OF THE ACQUIRED FUNDS TO THE CORRESPONDING ACQUIRING FUNDS IN EXCHANGE FOR ACQUIRING FUND SHARES, THE ASSUMPTION OF THE LIABILITIES OF THE ACQUIRED FUNDS AND THE LIQUIDATION OF THE ACQUIRED FUNDS

1.1.

Subject to the requisite approval of the Acquired Fund shareholders and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Trust agrees to transfer all of each of the Acquired Fund’s assets, as set forth in paragraph 1.2, to the corresponding Acquiring Fund, and such Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares as of the time and date set forth in paragraph 2.1 and (ii) to assume the liabilities of the Acquired Fund, as set forth in paragraph 1.3.  Such transactions shall take place at the closing provided for in paragraph 3.1 (the “Closing”).

1.2.

The assets of each Acquired Fund to be acquired by an Acquiring Fund shall consist of all assets and property, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and dividends or interest receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the closing date provided for in paragraph 3.1 (the “Closing Date”) (collectively, “Assets”).

1.3.

Each Acquiring Fund shall assume all of the liabilities of the corresponding Acquired Fund.   The Acquired Trust, on behalf of each Acquired Fund, shall deliver to the Acquiring Trust each Acquired Fund’s Statement of Assets and Liabilities as of the Closing Date pursuant to paragraph 8.2 hereof.

1.4.

Immediately after the transfer of assets provided for in paragraph 1.1, each Acquired Fund will: (i) distribute to the Acquired Fund’s shareholders of record with respect to the classes of shares listed in Exhibit A, determined as of immediately after the close of business on the Closing Date (after giving effect to all redemptions received in good order on the Closing Date), on a pro rata basis within each class, the Acquiring Fund Shares of the class received by the Acquired Fund pursuant to paragraph 1.1 (as listed in Exhibit A) and (ii) completely liquidate.  Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Fund’s shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the shareholders of record of each class of the Acquired Fund’s shares, determined as of immediately after the close of business on the Closing Date (the “Acquired Fund Shareholders”).  The aggregate net asset value of such classes of Acquiring Fund Shares to be so credited to such Acquired Fund Shareholders shall, with respect to each class, be equal to the aggregate net asset value of the Acquired Fund shares of that class owned by such shareholders on the Closing Date.  All issued and outstanding classes of Acquired Fund shares as listed in Exhibit A will simultaneously be canceled on the books of the Acquired Fund.  The Acquiring Fund shall not issue certificates representing such Acquiring Fund Shares in connection with such exchange.

1.5.

Ownership of Acquiring Fund Shares of each Acquiring Fund will be shown on its books.  Acquiring Fund Shares will be issued in the manner described in the prospectus/proxy statement referred to in paragraph 6.3 (the “Prospectus/Proxy Statement”).

1.6.

Any reporting responsibility of an Acquired Fund including, but not limited to, the responsibility for filing of regulatory reports, tax returns, or other documents with the U.S. Securities and Exchange Commission (the “Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

1.7.

As soon as reasonably practicable after the Closing Date, the Acquired Trust shall make all filings and take all steps as shall be necessary and proper to effect its complete dissolution.

2.

VALUATION

2.1.

The value of the Assets shall be the value computed as of immediately after the close of business of the New York Stock Exchange (after the declaration of any dividends and after giving effect to all redemptions received in good order on the Closing Date) (such time and date being hereinafter called the “Valuation Date”), using the valuation procedures set forth in the Acquiring Trust’s Amended and Restated Declaration of Trust and then-current prospectus and statement of additional information with respect to the relevant Acquiring Funds, and valuation procedures established by the Acquiring Trust’s Board of Trustees which valuation procedures shall be, in all material respects, identical to the valuation procedures of the Acquiring Trust in effect as of the date hereof, a copy of which has been provided to the Acquired Trust’s Board of Trustees prior to or on the date hereof.

2.2.

All computations of value shall be made by the Acquired Funds’ designated record keeping agent and shall be subject to review by Acquiring Funds’ record keeping agent and by each Fund’s respective independent registered public accountants.

3.

CLOSING AND CLOSING DATE

3.1.

The Closing Date shall be June 12, 2009 or such other date as the parties may agree to in writing.  All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties.  The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time.  The Closing shall be held at the offices of the Acquiring Trust or at such other time and/or place as the parties may agree.

3.2.

The Acquired Trust shall direct Custodial Trust Company, as custodian for the Acquired Funds (the “Custodian”), to deliver, at the Closing, a certificate of an authorized officer stating that (i) the Assets shall have been delivered in proper form to each Acquiring Fund within two business days prior to or on the Closing Date; and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.  Each Acquired Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to the custodian for the Acquiring Fund for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the corresponding Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.  The Acquired Trust on behalf of each Acquired Fund, shall direct the Custodian to deliver as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and any securities depository (as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended (the “1940 Act”)) in which the Assets are deposited, the Acquired Fund’s portfolio securities and instruments deposited with such depositories.  The cash to be transferred by an Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.

3.3.

The Acquired Trust shall direct U.S. Bancorp Fund Services, LLC (the “Transfer Agent”), on behalf of each Acquired Fund, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the Acquired Fund Shareholders and the number and percentage ownership of outstanding shares (of the classes listed in Exhibit A) owned by each such shareholder immediately prior to the Closing.  Each Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the corresponding Acquired Fund, or provide evidence satisfactory to the Acquired Trust that such Acquiring Fund Shares have been credited to the corresponding Acquired Fund’s account on the books of the Acquiring Fund.  At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3.4.

In the event that on the Valuation Date (a) the New York Stock Exchange or another primary trading market for portfolio securities of an Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Acquired Trust accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.5.

Prior to Closing, the Acquiring Trust shall have authorized the issuance of and shall have issued an Acquiring Fund Share to Forward Management LLC in consideration of the payment of the offering price of such Acquiring Fund Share, as determined by the Acquiring Trust’s Board of Trustees, for the purpose of enabling Forward Management LLC to vote to (a) approve the investment management agreement between the Acquiring Trust, on behalf of each Acquiring Fund, and Forward Management, LLC, (b) approve the operations of the Acquiring Fund, in accordance with the terms and conditions of the Acquiring Trust’s “manager of managers” exemptive order received from the Commission; (c) approve any plan adopted by an Acquiring Fund pursuant to Rule 12b-1 under the 1940 Act and (d) take such other steps related to the inception of operations of such Acquiring Fund as deemed necessary or appropriate by the Trustees of the Acquiring Trust.  At the effective time of Closing, the Acquiring Fund Share issued pursuant to this paragraph 3.5 shall be redeemed by the Acquiring Fund at the offering price of an Acquiring Fund Share.

4.

REPRESENTATIONS AND WARRANTIES

4.1.

Except as has been disclosed to the Acquiring Funds in a written instrument executed by an officer of the Acquired Trust, the Acquired Trust, on behalf of each Acquired Fund, represents and warrants to the Acquiring Trust as follows:

(a)

Each Acquired Fund is duly organized as a series of the Acquired Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Acquiring Trust’s Amended and Restated Declaration of Trust to own all of its properties and assets and to carry on its business as it is now being conducted;

(b)

The Acquired Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of shares of each Acquired Fund under the Securities Act of 1933, as amended (“1933 Act”), is in full force and effect;

(c)

No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by each Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1940 Act and such as may be required by state securities or blue sky laws (which term as used in this Agreement shall include the laws of the District of Columbia and of Puerto Rico);

(d)

The current prospectus and statement of additional information of each Acquired Fund and each prospectus and statement of additional information of each Acquired Fund used during the three years previous to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not, or did not at the time of its use, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)

On the Closing Date, each Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, each Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Funds;

(f)

No Acquired Fund is engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Acquired Trust’s Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Trust, on behalf of each Acquired Fund, is a party or by which it is bound, other than as disclosed to the Acquiring Funds; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Trust, on behalf of each Acquired Fund, is a party or by which it is bound, other than as disclosed to the Acquiring Funds;

(g)

All material contracts or other commitments of each Acquired Fund (other than this Agreement and certain investment contracts including options, futures and forward contracts) will terminate without liability, or will be continued with respect to each such Acquired Fund as of the Closing Date;

(h)

Except as otherwise disclosed in writing to the Acquiring Trust, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Acquired Trust, an Acquired Fund or any of the Acquired Trust’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  Except as otherwise disclosed in writing to the Acquiring Trust, the Acquired Trust knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(i)

The Statement of Assets and Liabilities and Schedule of Investments of each Acquired Fund at December 31, 2008 and the related Statements of Operations and Changes in Net Assets for the year then ended, have been audited by Ernst & Young LLP, an independent registered public accounting firm, included in its report dated February 24, 2009, and are in accordance with generally accepted accounting principles (“U.S. GAAP”) consistently applied, and such statements (copies of which have been furnished to the Acquiring Funds) present fairly, in all material respects, the financial condition of each Acquired Fund as of such date and the results of their operations and the changes in their net assets for the year then ended in accordance with U.S. GAAP, and there are no known material contingent liabilities of any Acquired Fund required to be reflected on a statement of assets and liabilities (including the notes thereto) in accordance with U.S. GAAP as of such date not disclosed therein;

(j)

The Acquiring Trust has been furnished with an unaudited statement of assets, liabilities and capital and a schedule of investments of each Acquired Fund, each as of June 30, 2008.  These statements are in accordance with U.S. GAAP and present fairly, in all material respects, the financial position of each Acquired Fund as of such date in accordance with U.S. GAAP, and there are no known material contingent liabilities of any Acquired Fund as of such date not disclosed therein;

(k)

Since December 31, 2008, there have not been any material adverse changes in any Acquired Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by an Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, in each case except as otherwise disclosed to the Acquiring Funds (for the purposes of this subparagraph (k), a decline in net asset value per share of an Acquired Fund due to declines in market values of securities in such Acquired Fund’s portfolio, the discharge of such Acquired Fund liabilities, or the redemption of Acquired Fund shares by shareholders of the Acquired Fund shall not constitute a material adverse change);

(l)

On the Closing Date, all Federal and other tax returns, dividend reporting forms, and other tax-related reports of each Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all Federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Trust’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(m)

For each taxable year of its operation (including the taxable year that includes or closes on the Closing Date), each Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, and has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code;

(n)

All issued and outstanding shares of each Acquired Fund are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable, and have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  All of the issued and outstanding shares of each Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of each Acquired Fund, as provided in paragraph 3.3 of this Agreement.  No Acquired Fund has outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of an Acquired Fund, nor is there outstanding any security convertible into any Acquired Fund shares;

(o)

The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the Acquired Trust, on behalf of each Acquired Fund, and, subject to the approval of the shareholders of an Acquired Fund, this Agreement will constitute a valid and binding obligation of such Acquired Fund, enforceable against such Acquired Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(p)

The information to be furnished by each Acquired Fund for use in registration statements, proxy materials and other documents filed or to be filed by the Acquiring Trust with any federal, state or local regulatory authority (including Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers, Inc.)), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects;

(q)

The Acquired Trust is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(r)

No Acquired Fund has any unamortized or unpaid organizational fees or expenses that have not previously been disclosed to the Acquiring Trust;

(s)

Each Acquired Fund has valued, and will continue to value, its portfolio securities and other assets in accordance with applicable legal requirements; and

(t)

The Acquired Trust shall, as soon as reasonably practicable after satisfaction of all conditions of the Reorganization, file or cause to be filed, an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Acquired Trust has ceased to be a registered investment company.

4.2.

Except as has been disclosed to the Acquired Funds in a written instrument executed by an officer of the Acquiring Trust, the Acquiring Trust, on behalf of each Acquiring Fund, represents and warrants to the Acquired Trust as follows:

(a)

Each of the Acquiring Funds is duly organized as a series of the Acquiring Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Acquiring Trust’s Amended and Restated Declaration of Trust to own all of its properties and assets and to carry on its business as it is now being conducted and the Acquiring Trust is not required to qualify as a foreign entity in any jurisdiction where it is not so qualified and the failure to so qualify would have a material adverse effect on any Acquiring Fund;

(b)

The Acquiring Trust is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act and the registration of the shares of each Acquiring Fund under the 1933 Act, is, or will be as of the Closing Date, in full force and effect;

(c)

No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by an Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

(d)

The current prospectus and statement of additional information of each Acquiring Fund conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e)

On the Closing Date, each Acquiring Fund will have good and marketable title to its assets, free of any liens of other encumbrances, except those liens or encumbrances as to which the Acquired Fund has received notice and necessary documentation at or prior to the Closing;

(f)

No Acquiring Fund is engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Acquiring Trust’s Amended and Restated Declaration of Trust or By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Trust, on behalf of each Acquiring Fund, is a party or by which it is bound, other than as disclosed to the Acquired Funds; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Trust, on behalf of each Acquiring Fund, is a party or by which it is bound, other than as disclosed to the Acquired Funds;

(g)

Except as otherwise disclosed in writing to the Acquired Trust, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Acquiring Trust, an Acquiring Fund or any of the Acquiring Trust’s or an Acquiring Fund’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business.  The Acquiring Trust, on behalf of each Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(h)

Prior to the Closing Date, the Acquiring Funds will have carried on no business activity and will have had no assets or liabilities other than the payment received from Forward Management LLC with respect to the initial Acquiring Fund Shares issued to Forward Management LLC pursuant to paragraph 3.5 above.

(i)

All issued and outstanding shares of each Acquiring Fund are, and on the Closing Date will be duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Trust and will be offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws.  No Acquiring Fund has outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

(j)

The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Trustees of the Acquiring Trust, on behalf of each Acquiring Fund, and this Agreement will constitute a valid and binding obligation of each Acquiring Fund, enforceable against such Acquiring Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(k)

Acquiring Fund Shares to be issued and delivered to an Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement (as listed in Exhibit A) and the Prospectus/Proxy Statement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable;

(l)

The Prospectus/Proxy Statement, and any amendment or supplement thereto, from the date of such materials through the date of the meeting of shareholders of the Acquired Fund contemplated therein shall (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading, provided, however, that the representations and warranties in this subparagraph (m) shall not apply to statements in or omissions from the Prospectus/Proxy Statement made in reliance upon and in conformity with information that was furnished by an Acquired Fund for use therein; and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder;

(m)

The Acquiring Trust is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(n)

No Acquiring Fund has any unamortized or unpaid organizational fees or expenses; and

(o)

Each Acquiring Fund will meet the requirements of Subchapter M of the Code for qualification as a regulated investment company, will elect to be treated as such, and will compute its federal income tax under Section 852 of the Code for the period beginning on the Closing Date.

5.

COVENANTS OF THE ACQUIRED FUNDS

5.1.

Each Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include, without limitation, purchases and sales of portfolio securities, sales and redemptions of Acquired Fund shares, and the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

5.2.

Each Acquired Fund will call a meeting of its shareholders to consider and act upon this Agreement and to take all other action necessary under applicable federal and state law to obtain approval of the transactions contemplated herein.

5.3.

Each Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder (as listed in Exhibit A) are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

5.4.

Each Acquired Fund will assist the corresponding Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.

5.5.

Subject to the provisions of this Agreement, each Acquired Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.6.

As soon as is reasonably practicable after the Closing, each Acquired Fund will make a liquidating distribution to its shareholders consisting of the Acquiring Fund Shares (as listed in Exhibit A) received at the Closing.

5.7.

Each Acquired Fund shall use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as reasonably practicable.

5.8.

The Acquired Trust, on behalf of each Acquired Fund, covenants that the Acquired Trust will, from time to time after the Closing, as and when reasonably requested by the Acquiring Funds, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Acquiring Trust, on behalf of each Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) the Acquired Trust’s, on behalf of each Acquired Fund’s, title to and possession of the Acquiring Fund’s Shares to be delivered hereunder, and (b) the Acquiring Trust’s, on behalf of each Acquiring Fund’s, title to and possession of all the Assets.

6.

COVENANTS OF THE ACQUIRING FUNDS

6.1.

Subject to the provisions of this Agreement, each Acquiring Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

6.2.

Each Acquiring Fund shall use its commercially reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

6.3.

In connection with the Acquired Fund shareholders’ meeting referred to in paragraph 5.2, each Acquiring Fund will prepare a Prospectus/Proxy Statement for such meeting, to be included in a registration statement on Form N-14 (the “Registration Statement”) that the Acquiring Trust will file for registration under the 1933 Act of the Acquiring Fund Shares to be distributed to the Acquired Fund Shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act, and the 1940 Act.

6.4.

The information to be furnished by each Acquiring Fund for use in the Prospectus/Proxy Statement shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.

6.5.

Each Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to commence such Acquiring Fund’s investment operations after the Closing Date and continue its operations after the Closing Date.

7.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUNDS

The obligations of the Acquired Trust, on behalf of each Acquired Fund, to consummate the transactions provided for herein shall be subject, at the Acquired Trust’s election, to the performance by the Acquiring Trust, on behalf of each Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

7.1.

All representations and warranties of the Acquiring Trust, on behalf of each Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

7.2.

The Acquiring Trust shall have delivered to the Acquired Trust a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in a form reasonably satisfactory to the Acquired Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Trust, on behalf of each Acquiring Fund, made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

7.3.

The Acquiring Trust, on behalf of each Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Trust, on behalf of each Acquiring Fund, on or before the Closing Date;

7.4.

Each Acquired Fund and each Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization (as listed in Exhibit A) after such number has been calculated in accordance with paragraph 1.1 of this Agreement; and

7.5.

The Acquired Trust, on behalf of each Acquired Fund, shall have received on the Closing Date the opinion of Dechert LLP, counsel to the Acquiring Trust (which may reasonably rely as to matters governed by the laws of the State of Delaware on an opinion of Delaware counsel and/or certificates of officers or Trustees of the Acquiring Trust), dated as of the Closing Date, covering the following points:

(a)

The Acquiring Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own all of the Acquiring Funds’ properties and assets and to carry on its business, including that of each Acquiring Fund, as a registered investment company, and each Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as now being conducted;

(b)

The Agreement has been duly authorized, executed and delivered by the Acquiring Trust on behalf of each Acquiring Fund and, assuming due authorization, execution and delivery of the Agreement by the Acquired Trust, is a valid and binding obligation of the Acquiring Trust on behalf of each Acquiring Fund enforceable against the Acquiring Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles;

(c)

The Acquiring Fund Shares to be issued to the Acquired Fund Shareholders as provided by this Agreement are duly authorized, upon such delivery will be validly issued and outstanding, and are fully paid and non-assessable by the Acquiring Trust, and no shareholder of an Acquiring Fund has any preemptive rights to subscription or purchase in respect thereof;

(d)

The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Acquiring Trust’s Amended and Restated Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel) to which the Acquiring Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which the Acquiring Trust is a party or by which it is bound;

(e)

To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required to be obtained by the Acquiring Trust in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;

(f)

The Acquiring Trust is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of each Acquiring Fund, under the 1940 Act; its registration with the Commission as an investment company under the 1940 Act is in full force and effect; and each Acquiring Fund is a separate series of the Acquiring Trust duly constituted in accordance with the applicable provisions of the 1940 Act and the Amended and Restated Declaration of Trust and Bylaws of the Acquiring Trust and applicable law; and

(g)

To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Trust or any Acquiring Fund or any of their respective properties or assets and neither the Acquiring Trust nor any of the Acquiring Funds are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business.

8.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS

The obligations of the Acquiring Trust, on behalf of each Acquiring Fund, to complete the transactions provided for herein shall be subject, at the Acquiring Trust’s election, to the performance by the Acquired Trust, on behalf of each Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

8.1.

All representations and warranties of the Acquired Trust, on behalf of each Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

8.2.

The Acquired Trust, on behalf of each Acquired Fund, shall have delivered to the Acquiring Trust a statement of each Acquired Fund’s assets and liabilities, together with a list of portfolio securities of each Acquired Fund showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Acquired Trust;

8.3.

The Acquired Trust shall have delivered to the Acquiring Trust on the Closing Date a certificate executed in its name by its President or Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Trust, on behalf of each Acquired Fund, made in this Agreement are, in all material respects, true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

8.4.

The Acquired Trust, on behalf of each Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired Trust, on behalf of each Acquired Fund, on or before the Closing Date;

8.5.

Each Acquired Fund and each Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization (as listed in Exhibit A) after such number has been calculated in accordance with paragraph 1.1 of this Agreement; and

8.6.

The Acquiring Trust shall have received on the Closing Date the opinion of Dechert LLP, counsel to the Acquired Trust (which may rely as to matters governed by the laws of the State of Delaware on an opinion of Delaware counsel and/or certificates of officers or Trustees of the Acquired Trust), covering the following points:

(a)

The Acquired Trust is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own all of Acquired Funds’ properties and assets, and to carry on its business, including that of each Acquired Fund, as presently conducted;

(b)

The Agreement has been duly authorized, executed and delivered by the Acquired Trust, on behalf of each Acquired Fund, and, assuming due authorization, execution and delivery of the Agreement by the Acquiring Trust, is a valid and binding obligation of the Acquired Trust, on behalf of each Acquired Fund, enforceable against the Acquired Trust in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles;

(c)

The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated hereby will not, result in a material violation of the Acquired Trust’s Declaration of Trust or By-Laws or any provision of any agreement (known to such counsel) to which the Acquired Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement not disclosed to the Acquired Trust, judgment or decree to which the Acquired Trust is a party or by which it is bound;

(d)

To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required to be obtained by the Acquired Trust in order to consummate the transactions contemplated herein, except such as have been obtained under the 1933 Act (assuming the availability of the exemption provided in Rule 145(a)(2) thereunder), the 1934 Act and the 1940 Act, and such as may be required under state securities or blue sky laws (other than those of the State of Delaware);

(e)

The Acquired Trust is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including those of each Acquired Fund, under the 1940 Act and its registration with the Commission as an investment company under the 1940 Act is in full force and effect;

(f)

The outstanding shares of each Acquired Fund are registered under the 1933 Act, and such registration is in full force and effect; and

(g)

To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Trust or any Acquired Fund or any of their respective properties or assets, and neither the Acquired Trust nor any of the Acquired Funds are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business.

8.7.

Each Acquired Fund shall have furnished to the Acquiring Fund a certificate, signed by the President (or any Vice President) and the Treasurer of the Acquired Fund, as to the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement computed in accordance with applicable sections of the Code and, with respect to securities, showing a breakdown by purchase lot.

8.8.

Prior to the Closing Date, the Kensington International Real Estate Fund and Kensington Global Real Estate Fund shall have declared and paid a dividend or dividends which, together with all previous dividends, shall have the effect of distributing:  (i) all of each of the Kensington International Real Estate Fund’s and Kensington Global Real Estate Fund’s investment company taxable income (plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code) and all of its net realized capital gains for the taxable year ending on the Closing Date (computed without regard to any deduction for dividends paid); and (ii) any undistributed investment company taxable income (plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code) and net realized capital gains from any prior period to the extent not otherwise already distributed.

9.

FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUNDS AND THE ACQUIRED FUNDS

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Acquired Trust, on behalf of each Acquired Fund, or the Acquiring Trust, on behalf of each Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

9.1.

With respect to each Acquired Fund individually, the Agreement and the transaction contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of such Acquired Fund in accordance with the provisions of the Acquired Trust’s Declaration of Trust, By-Laws, applicable Delaware law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Trust.  Notwithstanding anything herein to the contrary, neither the Acquired Trust nor the Acquiring Trust may waive the conditions set forth in this paragraph 9.1 of this Agreement;

9.2.

The Agreement and the transactions contemplated herein shall have been approved (and such approval shall not have subsequently been revoked) by the Board of Trustees of the Acquiring Trust and the Board of Trustees of the Acquired Trust, and each party shall have delivered to the other a copy of the resolutions approving this Agreement adopted by the other party’s Board, certified by the Secretary or equivalent officer;

9.3.

On the Closing Date no action, suit or other proceeding shall be pending or, to its knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

9.4.

All consents of other parties and all other consents, orders and permits of Federal, state and local regulatory authorities deemed necessary by the Acquiring Trust or the Acquired Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of any Acquiring Fund or Acquired Fund, provided that either party hereto may for itself waive any of such conditions;

9.5.

The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act;

9.6.

The post-effective amendment to the registration statement of the Acquiring Trust on Form N-1A relating to shares of the Acquiring Funds shall have become effective and no stop order suspending the effectiveness thereof shall have been issued; and

9.7.

The parties shall have received the opinion of Dechert LLP addressed to the Acquired Trust and the Acquiring Trust substantially to the effect that, based upon certain facts, assumptions, and representations, for Federal income tax purposes:

(a)

The transfer by each Acquired Fund of all of its assets to the corresponding Acquiring Fund in exchange for Acquiring Fund Shares, and the distribution of such shares to the Acquired Fund Shareholders, as provided in this Agreement, will constitute a reorganization within the meaning of Section 368 of the Code and each Acquired Fund and each Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b)

No gain or loss will be recognized by an Acquired Fund as a result of such transactions except with respect to certain contracts described in Section 1256(b) of the Code and stock in passive foreign investment companies, as defined in Section 1297(a) of the Code;

(c)

No gain or loss will be recognized by an Acquiring Fund as a result of such transactions;

(d)

No gain or loss will be recognized by the shareholders of any Acquired Fund upon the distribution to them by the Acquired Trust of the Acquiring Fund Shares in exchange for their shares of the Acquired Funds;

(e)

The basis of the Acquiring Fund Shares received by each shareholder of an Acquired Fund will be the same as the basis of the shareholder's Acquired Fund shares immediately prior to such transactions;

(f)

The basis of the Acquired Fund Assets received by an Acquiring Fund will be the same as the basis of such assets in the hands of the Acquired Fund immediately prior the transactions;

(g)

A shareholder's holding period for the Acquiring Fund Shares will be determined by including the period for which the shareholder held the shares of the Acquired Fund exchanged therefor, provided that the shareholder held such shares of the Acquired Fund as a capital asset; and

(h)

The holding period of an Acquiring Fund with respect to the Acquired Fund Assets will include the period for which such Acquired Fund Assets were held by the Acquired Fund, provided that the Acquired Fund held such Acquired Fund Assets as capital assets.

The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations it shall request of the Acquired Trust and the Acquiring Trust.  Notwithstanding anything herein to the contrary, neither the Acquired Trust nor the Acquiring Trust may waive the condition set forth in this paragraph 9.7 of this Agreement.

10.

INDEMNIFICATION AND CONTINUED INSURANCE COVERAGE

10.1.

The Acquiring Trust agrees to indemnify and hold harmless the Acquired Trust and each of the Acquired Trust’s officers and Trustees from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which jointly and severally, the Acquired Trust or any of its Trustees or officers may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquiring Trust of any of its representations, warranties, covenants or agreements set forth in this Agreement.

10.2.

  The Acquiring Trust agrees that all rights to indemnification and all limitations of liability existing, in favor of the Acquired Trust’s current (as of the date hereof) and former Trustees and current (as of the date hereof) and former officers, under the Acquired Trust’s Declaration of Trust and By-laws as in effect as of the date of this Agreement and under any other agreement of the Acquired Trust or any Acquired Fund shall survive the reorganizations as obligations of the Acquiring Trust, and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against the Acquiring Trust (and any Acquiring Fund, as applicable), and the successors and assigns thereof, by any and all of the following: the Acquired Trust, any Acquired Fund, any current (as of the date hereof) Trustee of the Acquired Trust, any former Trustee of the Acquired Trust, any current (as of the date hereof) officer of the Acquired Trust, and any former officer of the Acquired Trust.

10.3.

Kensington Investment Group, Inc. hereby covenants and agrees that it shall cause the Acquired Trust to purchase prior to the Closing Date one or more non-cancellable directors’ and officers’ errors and omissions insurance policies with financially sound and reputable insurers that protects the current (as of the date hereof) and former Trustees and officers of the Acquired Trust against liability in accordance with its terms during a period of no less than six (6) years after the Closing Date for acts and omissions of the current and former Trustees and officers of the Acquired Trust while serving as Trustees and officers of the Acquired Trust and that has coverage limits and terms that are substantially as favorable to the current and former Trustees and officers of the Acquired Trust as is the case under all primary and excess insurance policies currently (as of the date hereof) in effect with respect to the Acquired Trust and its current and former Trustees and officers generally (including, but not limited to, any policies that relate exclusively to Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended) of the Acquired Trust in office from time to time).  Kensington Investment Group, Inc. hereby further covenants and agrees that in connection with its causing the Acquired Trust to purchase the aforementioned insurance policies, Kensington Investment Group, Inc. shall, as of the Closing Date, have paid all premiums and other amounts (and all premiums shall have been fully earned by the applicable insurers as of the Closing Date) and taken all other necessary action required to purchase such insurance.  This Section 10.3 is intended to be for the benefit of, and shall be enforceable by, each of the current (as of the date hereof) and former Trustees and officers of the Acquired Trust.

11.

BROKERAGE FEES AND EXPENSES

11.1.

The Acquired Trust, on behalf of each Acquired Fund, and the Acquiring Trust, on behalf of each Acquiring Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

11.2.

The expenses relating to the proposed Reorganization will be borne by Forward Management, LLC and Kensington Investment Group, Inc.  The costs of the Reorganization shall include, but not be limited to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation, printing and distribution of the Prospectus/Proxy Statement and Registration Statement, legal fees and accounting fees with respect to the Reorganization and the Prospectus/Proxy Statement and Registration Statement, expenses of holding shareholder meetings and all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps.  Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.

12.

ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

12.1.

The Acquired Trust and the Acquiring Trust agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

12.2.

The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.  The covenants to be performed after the Closing shall survive the Closing.

13.

TERMINATION

This Agreement may be terminated and the transactions contemplated hereby may be abandoned by either party by (i) mutual agreement of the parties; or (ii) by either party if the Closing shall not have occurred on or before June 12, 2009, unless such date is extended by mutual agreement of the parties; or (iii) by either party if the other party shall have materially breached its obligations under this Agreement or made a material and intentional misrepresentation herein or in connection herewith.  In the event of any such termination, this Agreement shall become void and there shall be no liability hereunder on the part of any party or their respective Trustees or officers, except for any such material breach or intentional misrepresentation, as to each of which, all remedies at law or in equity of the party adversely affected shall survive.

14.

AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Acquired Trust and the Acquiring Trust; provided, however, that following a meeting of the shareholders of an Acquired Fund called by the Acquired Trust pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of the Acquiring Fund Shares to be issued to the Acquired Fund Shareholders under this Agreement (as listed in Exhibit A) to the detriment of such shareholders without their further approval.

15.

NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed to:

Forward Funds 433 California Street, 11th Floor San Francisco, California 94104 Attn: J. Alan Reid, Jr.	The Kensington Funds 4 Orinda Way, Suite 200C Orinda, California 94563 Attn: John Kramer

With a copy to:	With a copy to:
Dechert LLP 4675 MacArthur Court, Suite 1400 Newport Beach, CA 92660 Attn : Douglas P. Dick, Esq.	Dechert LLP 1775 I Street, NW Washington, D.C. 20006 Attn: Patrick W. D. Turley, Esq.

16.

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; LIMITATION OF

LIABILITY

16.1.

The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.2.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

16.3.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

16.4.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

16.5.

It is expressly agreed that the obligations of the parties hereunder shall not be binding upon any of their respective Trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the Acquired Funds or the Acquiring Funds, as provided in the Declaration of Trust of the Acquired Trust or the Amended and Restated Declaration of Trust of the Acquiring Trust, respectively.  The execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.

A-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its President or Vice President.

FORWARD FUNDS on behalf of its series listed in Exhibit A

By: _____________________________________
Title: _____________________________________

THE KENSINGTON FUNDS on behalf of its series listed in Exhibit A

By: _____________________________________
Title: _____________________________________

FORWARD MANAGEMENT LLC (solely with respect to Section 11.2)

By: _____________________________________
Title: _____________________________________

KENSINGTON INVESTMENT GROUP, INC. (solely with respect to Sections 10.3 and 11.2)

By: _____________________________________
Title: _____________________________________

A-2

EXHIBIT A

ACQUIRED FUND (each Acquired Fund is a series of The Kensington Funds)	ACQUIRING FUND (each Acquiring Fund is a series of Forward Funds)
Kensington Select Income Fund	Forward Select Income Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Institutional Class
Kensington International Real Estate Fund	Forward International Real Estate Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Institutional Class
Kensington Global Real Estate Fund	Forward International Real Estate Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Institutional Class
Kensington Global Infrastructure Fund	Forward Global Infrastructure Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Institutional Class
Kensington Strategic Realty Fund	Forward Strategic Realty Fund
Class A	Class A
Class B	Class B
Class C	Class C
Class Y	Institutional Class

14788042.8.BUSINESS